Exhibit 10.17

FORM OF DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

THIS DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of this [    ] day of April 2017, by and between Veritone, Inc., a Delaware corporation (the “Company”), and the indemnitee named on the signature page hereto (the “Indemnitee”).

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals to act as directors and officers;

WHEREAS, increased corporate litigation and investigations have subjected directors and officers to litigation risks and expenses, and the limitations on the availability and terms of director and officer liability insurance have made it increasingly difficult for the Company to attract and retain such persons;

WHEREAS, the Company’s certificate of incorporation authorizes the Company to provide indemnification and advancement rights to directors and officers through bylaw provisions or through agreements with directors and officers, or otherwise, to the extent as authorized by the General Corporation Law of the State of Delaware (“DGCL”);

WHEREAS, in light of the fact that the certificate of incorporation and bylaws of the Company are subject to change and do not contain all the provisions and protections set forth in this Agreement, the Company has determined that the Indemnitee and other directors and officers of the Company may not be willing to serve or continue to serve in such capacities without additional protection;

WHEREAS, the Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company, as the case may be, and has proffered this Agreement to the Indemnitee as an additional inducement to serve in such capacity; and

WHEREAS, the Indemnitee is willing to serve, or to continue to serve, as a director or officer of the Company, as the case may be, on the condition that the Indemnitee is furnished the indemnity provided for herein by the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Change in Control” means, and shall be deemed to take place upon the occurrence of any of the following events:

(i) The acquisition, directly or indirectly, by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than the Company or a person that directly or indirectly controls, is controlled by, or is under, control with the Company or an employee benefit plan maintained by the Company or such person, of beneficial ownership (as defined in Rule 13d-3 of the said Act) of securities of the Company that results in such person or related group of persons beneficially owning securities representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

(ii) A merger, recapitalization, consolidation, or other similar transaction to which the Company is a party, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately before the transaction;

(iii) A merger, recapitalization, consolidation or other transaction to which the Company is a party or the sale, transfer or other disposition of all or substantially all of the Company’s assets if, in either case, the members of the Company’s Board of Directors immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Company’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the Company’s Board of Directors that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

(iv) A change in the composition of the Company’s Board of Directors over a period of twenty-four (24) consecutive months or less (commencing after the Company’s initial public offering of common stock) such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination.

(b) “Corporate Status” describes the status of a person who is serving or has served (i) as a director (or a member of any committee of the Board of Directors) or officer of the Company, (ii) as a Company employee in a fiduciary capacity with respect to an employee benefit plan of the Company (including as a deemed fiduciary thereto) or (iii) as a director (or a member of any committee of the board of directors) or officer of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section l(b), a director (or a member of any committee of the board of directors) or officer of the Company who is serving or has served as a director (or a member of any committee of the board of directors) or officer of a Subsidiary shall be deemed to be serving at the request of the Company.

(c) “Disinterested Director” means a director of the Company who (i) is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee and (ii) is not a Family Member of any director of the Company who is or was a party to such Proceeding.

(d) “Entity” shall mean any corporation, partnership (general or limited), limited liability company, joint venture, trust, employee benefit plan, company, foundation, association, organization or other legal entity, other than the Company.

(e) “Expenses” shall be construed broadly to mean all direct and indirect fees of any type or nature whatsoever, costs and expenses incurred in connection with any Proceeding, including, without limitation, all attorneys’ fees and costs, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by the Indemnitee pursuant to Section 11 hereof), fees and disbursements of experts, witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, filing fees, transcript costs, fees of experts, travel expenses, duplicating, imaging, printing and binding costs, telephone and fax transmission charges, computer legal research costs, postage, delivery service fees, secretarial services, fees and expenses of third party vendors; the premium, security for, and other costs associated with any bond (including supersedes or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), in each case incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (including, without limitation, any judicial or arbitration Proceeding brought to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement), as well as all other “expenses” within the meaning of that term as used in Section 145 of the DGCL, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding.

(f) “Family Member” means, with respect to any person, such person’s spouse, parents, siblings and children.

(g) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) hereof.

(h) “Independent Counsel” means a law firm, or a person admitted to practice law in any State of the United States, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(i) “Liabilities” shall be broadly construed to mean, without limitation, all judgments, damages, liabilities, losses, penalties, taxes, fines and amounts paid in settlement, in each case, of any type whatsoever, in connection with a Proceeding. References herein to “fines” shall include any excise tax assessed with respect to any employee benefit plan.

(j) “Proceeding” shall be construed broadly to mean, without limitation, any threatened, pending or completed claim, government, regulatory and self-regulatory action, suit, arbitration, mediation, alternate dispute resolution process, investigation (including any internal investigation), inquiry, administrative hearing, appeal, or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative or investigative nature, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Section 11 of this Agreement to enforce the Indemnitee’s rights hereunder.

(k) “Subsidiary” shall mean any Entity of which the Company owns (either directly or indirectly) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.

(l) References herein to a director of any other Entity shall include, in the case of any Entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the governing body of such Entity, that entails responsibility for the management and direction of such Entity’s affairs, including, without limitation, the general partner of any partnership (general or limited) and the manager or managing member of any limited liability company.

2. Services by the Indemnitee. In consideration of the Company’s covenants and commitments hereunder, the Indemnitee agrees to serve or continue to serve faithfully as either a director on the board of directors of the Company or as officer, as applicable, so long as the Indemnitee is duly elected or appointed and until such time as the Indemnitee is removed, terminated, or tenders his or her resignation in writing (it being understood that such removal, termination or resignation shall not affect the Indemnitee’s right to indemnification hereunder).

3. Agreement to Indemnify. The Company agrees to indemnify the Indemnitee to the fullest extent permitted, and in the manner permitted, by applicable law as in effect as of the date hereof or as such laws may, from time to time, be amended (but only if amended in a way that broadens the right to indemnification and advancement of expenses) except as otherwise prohibited or limited herein. In furtherance of this indemnification and without limiting the generality of such indemnification, the Company agrees as follows:

(a) Indemnification for Third Party Proceedings. Subject to the exceptions contained in Section 4(a) hereof, if the Indemnitee was or is a party to, threatened to be made a party to or otherwise involved in any capacity in, any Proceeding (other than an action by or in the right of the Company) by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company to the fullest extent permitted by the DGCL, as the same may be amended from time to time, against (i) all Expenses and Liabilities actually and reasonably incurred or paid by the Indemnitee or on the Indemnitee’s behalf in connection with such a Proceeding (such Expenses are referred to herein as “Indemnifiable Expenses”) and (ii) all Liabilities incurred or paid by the Indemnitee or on the Indemnitee’s behalf in connection with such a Proceeding (such Liabilities are referred to herein as “Indemnifiable Liabilities” and, collectively with Indemnifiable Expenses, as “Indemnifiable Amounts”). In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company shall remain wholly liable for making any indemnification payments for all Indemnifiable Amounts notwithstanding the payment obligation of such amounts by a third party to the Indemnitee; provided, however, that if and to the extent that the Indemnitee has otherwise actually received payment for Indemnifiable Amounts under any insurance policy, contract, agreement, or otherwise, the Company shall not be liable under this Agreement to make any payment to the Indemnitee with respect to any such paid Indemnifiable Amounts. Nothing hereunder is intended to affect any right of contribution of or against the Company in the event the Company and any other person or persons have co-equal obligations to indemnify (or advance expenses to) the Indemnitee.

(b) Indemnification in Derivative Actions and Direct Actions by the Company. Subject to the exceptions contained in Section 4(b) hereof, if the Indemnitee was or is a party to, threatened to be made a party to or otherwise involved in any capacity in, any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses. In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company shall remain wholly liable for making any indemnification payments for all Indemnifiable Expenses notwithstanding the payment obligation of such amounts by a third party to the Indemnitee; provided, however, that if and to the extent that the Indemnitee has otherwise actually received payment for Indemnifiable Expenses under any insurance policy, contract, agreement, or otherwise, the Company shall not be liable under this Agreement to make any payment to the Indemnitee with respect to any such paid Indemnifiable Expenses. Nothing hereunder is intended to affect any right of contribution of or against the Company in the event the Company and any other person or persons have co-equal obligations to indemnify (or advance expenses to) the Indemnitee.

4. Exceptions to Indemnification. The Indemnitee shall be entitled to indemnification under Section 3(a) and Section 3(b) hereof in all circumstances other than the following:

(a) Exceptions to Indemnification for Third Party Proceedings. If indemnification is requested under Section 3(a) and there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (i) the Indemnitee failed to act (x) in good faith and (y) in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful, the Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) Exceptions to Indemnification in Derivative Actions and Direct Actions by the Company. If indemnification is requested under Section 3(b) and (i) there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee failed to act (x) in good faith and (y) in a manner the Indemnitee believed to be in or not opposed to the best interests of the Company, the Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or (ii) there has been a final non-appealable judgment by a court of competent jurisdiction that the Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, then no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless, and only to the extent that, the court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

(c) For an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law.

(d) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees (other than any Proceeding initiated by Indemnitee pursuant to Section 11(a), which shall be governed by the terms of such section), unless (i) the Board of Directors of the Company authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

For purposes of this Agreement, if the Indemnitee has acted in good faith and in a manner the Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company.

5. Procedure for Payment of Indemnifiable Amounts.

(a) Subject to Section 9, the Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Amounts for which the Indemnitee seeks payment under Section 3, Section 6, or Section 7 hereof and a short description of the basis for the claim. The Company shall pay such Indemnifiable Amounts to the Indemnitee within thirty (30) calendar days of receipt of the request, to the extent a determination with respect to the Indemnitee’s entitlement to indemnification is not required to be made pursuant Sections 5(b) and 5(c) below. At the request of the Company, the Indemnitee shall furnish such documentation and information as are reasonably available to the Indemnitee and necessary to establish that the Indemnitee is entitled to indemnification hereunder, but in no case shall Indemnitee be required to convey any information that would cause Indemnitee to waive any privilege accorded by applicable law.

(b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to the Indemnitee’s entitlement to indemnification shall be made in the specific case as follows: (i) if a Change in Control shall have occurred and if so requested in writing by the Indemnitee, by Independent Counsel in a written opinion to the Board of Directors; or (ii) if a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by the Company’s counsel as provided in subpart (i) of this Section 5(b)), (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, with the advice of the Company’s counsel, or (B) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, with the advice of Independent Counsel, (C) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, or (D) by the Company’s stockholders in accordance with applicable law. Notice in writing of any determination as to the Indemnitee’s entitlement to indemnification shall be delivered to the Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Counsel in a written opinion to the Board of Directors, then such notice shall be accompanied by a copy of such written opinion. If it is determined that the Indemnitee is entitled to indemnification, then payment to the Indemnitee of all amounts to which the Indemnitee is determined to be entitled (other than sums that were already advanced) shall be made within thirty (30) calendar days after such determination. If it is determined that the Indemnitee is not entitled to indemnification, then the written notice to the Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to the Indemnitee) shall disclose the basis upon which such determination is based. The Indemnitee shall cooperate with the person, persons, or entity making the determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c). The Independent Counsel shall be selected by the Indemnitee, unless the Indemnitee shall request that such selection be made by the Board of Directors, in which case the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If the Indemnitee selects the Independent Counsel, the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, the Indemnitee or the Company, as the case may be, may, within ten (10) calendar days after such written notice of selection has been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the law firm or person so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 hereof, and the objection shall set forth in reasonable detail the basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the law firm or person so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the State of Delaware has determined that such objection is without merit. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof and, following the expiration of thirty (30) calendar days after submission by the Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, Independent Counsel shall not have been selected, or an objection thereto has been made and not withdrawn, then either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction in the State of Delaware for resolution of any objection that shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for appointment as Independent Counsel of a law firm or person selected by such court (or selected by such person as the court shall designate), and the law firm or person with respect to whom all objections are so resolved or the law firm or person so appointed shall act as Independent Counsel under Section 5(b) hereof. Upon the due commencement of any Proceeding pursuant to Section 11(e) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, then the Company agrees to pay the reasonable fees and expenses of such Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

6. Indemnification for Expenses if the Indemnitee is Wholly or Partly Successful. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the Indemnitee is or was, or is or was threatened to be made, by reason of the Indemnitee’s Corporate Status, a party to any Proceeding and the Indemnitee is successful (on the merits or otherwise, including, without limitation, a settlement of a Proceeding, or claim, issue or matter therein, with or without payment of money or other consideration) in defending all claims, issues and matters in such Proceeding, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection with the defense of such Proceeding. If the Indemnitee is successful (on the merits or otherwise, including, without limitation, a settlement of a Proceeding, or claim, issue or matter therein, with or without payment of money or other consideration) in defending one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify, hold harmless and exonerate the Indemnitee for that portion of the Expenses reasonably incurred in connection with defending those claims, issues or matters with respect to which the Indemnitee was successful in defending. For purposes of this Agreement, Indemnitee will be deemed to have been “successful on the merits” in circumstances including but not limited to the termination of any Proceeding or of any claim, issue or matter therein, by the winning of a dismissal (with prejudice), motion for summary judgment, settlement, or upon a plea of nolo contendere or its equivalent. Notwithstanding any of the foregoing, nothing herein shall be construed to limit the Indemnitee’s right to indemnification which he or she would otherwise be entitled to in accordance with Section 3 and Section 4 hereof, regardless of the Indemnitee’s success in a Proceeding.

7. Indemnification for Expenses as a Witness. Anything in this Agreement to the contrary notwithstanding, to the fullest extent permitted by applicable law, to the extent that the

Indemnitee, by reason of the Indemnitee’s Corporate Status, is or was, or is or was threatened to be made, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. To the extent permitted by applicable law, the Indemnitee shall be entitled to indemnification for Expenses incurred in connection with being or threatened to be made a witness, as provided in this Section 7, regardless of whether the Indemnitee met the standards of conduct set forth in Sections 4(a) and 4(b) hereof.

8. Agreement to Advance Expenses; Conditions. The Company shall pay to the Indemnitee all Indemnifiable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding to which the Indemnitee was or is a party or was or is otherwise involved or was or is threatened to be made a party to or was or is otherwise involved in any capacity in any Proceeding by reason of the Indemnitee’s Corporate Status, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding. The Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to the Indemnitee if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction, from which decision there is no further right to appeal, that the Indemnitee is not entitled under this Agreement to, or is prohibited by applicable law from, indemnification with respect to such Indemnifiable Expenses. Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest free and shall be made without regard to Indemnitee’s ability to repay. The Company shall not impose on the Indemnitee additional conditions to advancement or require from the Indemnitee additional undertakings regarding repayment except to the extent required by law. The Indemnitee shall be entitled to advancement of Indemnifiable Expenses as provided in this Section 8 regardless of any determination by or on behalf of the Company that the Indemnitee has not met the standards of conduct set forth in Sections 4(a) and 4(b) hereof. To the extent permitted by law, the right to advances under this section shall in all events continue until final disposition of any Proceeding, including any appeal therein. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement.

9. Procedure for Advance Payment of Expenses. The Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Expenses for which the Indemnitee seeks an advancement under Section 8 hereof, together with documentation reasonably evidencing that the Indemnitee has incurred such Indemnifiable Expenses. For purposes of any advancement of Indemnifiable Expenses hereunder, all Indemnifiable Expenses included in such written request are presumed to be reasonable; provided however, the Company shall have the right to challenge such reasonableness but shall have the burden of establishing that such Indemnifiable Expenses are not reasonable. Payment of Indemnifiable Expenses under Section 8 hereof shall be made no later than thirty (30) calendar days after the Company’s receipt of such request. Without limiting the generality or effect of the foregoing, within thirty days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses.

10. Burden of Proof; Defenses; and Presumptions.

(a) In any Proceeding pursuant to Section 11 hereof brought by the Indemnitee to enforce rights to indemnification or to an advancement of Indemnifiable Expenses hereunder, or in any Proceeding brought by the Company to recover an advancement of Indemnifiable Expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Company to prove that the Indemnitee is not entitled to be indemnified, or to such an advancement of Indemnifiable Expenses, as the case may be.

(b) It shall be a defense in any Proceeding pursuant to Section 11 hereof to enforce rights to indemnification under Section 3(a) or Section 3(b) hereof (but not in any Proceeding pursuant to Section 11 hereof to enforce a right to an advancement of Indemnifiable Expenses under Sections 8 and 9 hereof) that the Indemnitee has not met the standards of conduct set forth in Section 4(a) or Section 4(b) hereof, as the case may be, but the burden of proving such defense shall be on the Company. With respect to any Proceeding pursuant to Section 11 hereof brought by the Indemnitee to enforce a right to indemnification hereunder, or any Proceeding brought by the Company to recover an advancement of Indemnifiable Expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of such Proceeding that indemnification is proper in the circumstances because the Indemnitee has met the applicable standards of conduct, nor (ii) an actual determination by the Company (including by its directors or independent legal counsel) that the Indemnitee has not met such applicable standards of conduct, shall create a presumption that the Indemnitee has not met the applicable standards of conduct or, in the case of a Proceeding pursuant to Section 11 hereof brought by the Indemnitee seeking to enforce a right to indemnification, be a defense to such Proceeding.

(c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, adversely affect the right of the Indemnitee to indemnification hereunder or create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, shall not create a presumption that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d) For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is reasonably based on the records or books of account of the Company or other Entity, including financial statements, or on information supplied to the Indemnitee by the officers of the Company or other Entity in the course of their duties, or on the advice of legal counsel for the Company or other Entity or on information or records given or reports made to the Company or other Entity by an independent certified public accountant or by an appraiser or other expert selected by the Company or other Entity. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, officer, agent, or employee of the Company or of another Entity shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s right to indemnification or advancement of Indemnifiable Expenses under this Agreement.

11. Remedies of the Indemnitees.

(a) Right to Petition Court. In the event that the Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 or Section 5 hereof or a request for an advancement of Indemnifiable Expenses under Sections 8 or Section 9 hereof and the Company fails to make such payment or advancement in a timely manner in accordance with the terms of this Agreement, the Indemnitee may petition a court to enforce the Company’s obligations under this Agreement.

(b) Expenses. The Company agrees to reimburse the Indemnitee in full for any Expenses actually and reasonably incurred by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under Section 11(a) hereof; provided, however, that to the extent the Indemnitee is unsuccessful on the merits in such action then the Company shall have no obligation to reimburse the Indemnitee under this Section 11(b).

(c) Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) hereof, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(d) Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) hereof, and shall not create a presumption that such payment or advancement is not permissible.

(e) Entitlement to Indemnification; Independent Counsel. In the event that (i) a determination is made pursuant to Section 5(b) hereof that the Indemnitee is not entitled to indemnification under this Agreement, (ii) if the determination of entitlement to indemnification is not to be made by Independent Counsel pursuant to Section 5(b) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 5(b) hereof within thirty (30) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification, or (iii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 5(b) hereof within sixty (60) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification, unless an objection to the selection of such Independent Counsel has been made and substantiated and not withdrawn, in which case the applicable time period shall be sixty (60) calendar days after the Court of Chancery of the State of Delaware or another court of competent jurisdiction in the

State of Delaware (or such person appointed by such court to make such determination) has determined or appointed the person to act as Independent Counsel pursuant to Section 5(b) hereof, then in each instance described in clauses (i) through (iii) above, the Indemnitee shall be entitled to seek an adjudication by the Court of Chancery of the State of Delaware of the Indemnitee’s entitlement to such indemnification.

(f) Not Prejudiced by Adverse Determination. In the event that a determination shall have been made pursuant to Section 5(b) hereof that the Indemnitee is not entitled to indemnification, any Proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.

12. Settlement of Proceedings.

(a) The Indemnitee agrees that it will not settle, compromise or consent to the entry of any judgment as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which Indemnitee has sought indemnification hereunder without the Company’s prior written consent, which consent will not be unreasonably withheld, unless such settlement, compromise or consent respecting such Proceeding includes an unconditional release of the Company and does not (i) require or impose any injunctive or other non-monetary remedy on the Company or its affiliates, (ii) require or impose an admission or consent as to any wrongdoing by the Company or its affiliates, or (iii) otherwise result in a direct or indirect payment by or monetary cost to the Company or its affiliates.

(b) The Company agrees that it will not settle, compromise or consent to the entry of any judgment as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which the Indemnitee has sought indemnification hereunder without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of the Indemnitee and does not (i) require or impose any injunctive or other non-monetary remedy on the Indemnitee, (ii) require or impose an admission or consent as to any wrongdoing by the Indemnitee or (iii) otherwise result in a direct or indirect payment by or monetary cost to the Indemnitee personally (as opposed to a payment to be made or cost to be paid by the Company on the Indemnitee’s behalf).

13. Notice by the Indemnitee; Defense of Claim.

(a) The Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which could reasonably be expected to result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses. Upon receipt of notice of a Proceeding pursuant to this Section 13, the Company shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The

Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies. The Company will instruct the insurers and their brokers that they may communicate directly with Indemnitee regarding such claim.

(b) If the Company may be obligated to make any indemnity in connection with a Proceeding, the Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. Notwithstanding the Company’s assumption of the defense of any such Proceeding, the Company shall be obligated to pay the fees and expenses of Indemnitee’s separate counsel to the extent (i) the employment of separate counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company shall have reasonably concluded that there may a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, or (iii) the Company shall not have retained, or shall not continue to retain, such counsel to defend such Proceeding. Indemnitee agrees that any such separate counsel will be a member of any approved list of panel counsel under the Company’s applicable directors’ and officers’ insurance policy, should the applicable policy provide for a panel of approved counsel. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense.

14. Representations and Warranties of the Company. The Company hereby represents and warrants to the Indemnitee as follows:

(a) Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b) Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

(c) No Conflicts. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, does not, and the Company’s performance of its obligations under the Agreement will not, violate the Company’s certificate of incorporation, bylaws, other agreements to which the Company is a party to or applicable law.

(d) Insurance. For the duration of the Indemnitee’s Corporate Status and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the Indemnitee’s Corporate Status, the Company shall obtain and maintain in full force and effect, at the Company’s expense, a policy or policies providing liability insurance for directors or officers of the Company and its Subsidiaries, in reasonable amounts from established and reputable insurers, and shall cause the Indemnitee to be covered by such insurance policy or policies in accordance with its or their terms, to the same extent as provided to any then-current director or officer of the Company or any Subsidiary under such policy or policies. If at any date such insurance policy or policies cease to cover acts and omissions occurring during all or any part of the period of the Indemnitee’s Corporate Status, the Company shall cause the Indemnitee to be covered, with respect to acts and omissions prior to such date, for at least six (6) years (or such shorter period as is available on commercially reasonable terms) from such date, by other directors and officers liability insurance policy or policies, in amounts and on terms (including the portion of the period of the Indemnitee’s Corporate Status covered) no less favorable to the Indemnitee than the amounts and terms of the directors and officers liability insurance policies maintained by the Company on the date hereof. In the event of a change of control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise--in respect of the individual directors and officers of the Company, for a fixed period of six years thereafter (a “Tail Policy”), unless a six year policy is not available on commercially reasonable terms, in which case such Tail Policy shall be for a fixed period of at least three years thereafter. Such coverage shall be maintained with a reputable insurance company and shall be non-cancellable and on such terms that are substantially comparable in scope and amount as the expiring policies.

15. Contract Rights Not Exclusive; Subrogation. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights that the Indemnitee may have at any time under applicable law, the Company’s bylaws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in any other capacity as a result of the Indemnitee’s serving in a Corporate Status. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy, given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. In the event of any payment to or on behalf of the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16. Monetary Damages Insufficient/Specific Performance. The Company and Indemnitee agree that a monetary remedy for breach of this Agreement may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm (having agreed that actual and irreparable harm will result in not forcing the Company to specifically perform its obligations pursuant to this Agreement) and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Company hereby waives any such requirement of a bond or undertaking, except to the extent such bond or undertaking is required by law.

17. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of the Indemnitee. The Company shall require and cause any such successor and assign, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement to the fullest extent permitted by law. No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Company. This Agreement shall continue for the benefit of the Indemnitee and such heirs, personal representatives, executors and administrators after the Indemnitee has ceased to have Corporate Status.

18. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of this Agreement, the Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent, but only to the extent such amendment permits the Indemnitee to broader indemnification and advancement rights other than Delaware law permitted prior to the adoption of such amendment.

19. Severability; Non-Circumvention. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties. The Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement or other obligations under this Agreement.

20. Modifications and Waiver. Except as provided in Section 18 hereof with respect to changes in Delaware law which broaden the right of the Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

21. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by email and receipt is acknowledged, (c) if mailed by certified with postage prepaid (and return receipt requested), on the third business day after the date on which it is so mailed, or (d) one business day after having been sent for next day delivery by a nationally recognized overnight courier service,:

(i)	If to the Indemnitee, to the address specified on the signature page hereto;

(ii)	If to the Company, to:

Veritone, Inc.

3366 Via Lido

Newport Beach, CA 92663

Attn: General Counsel

Email: jcoyne@veritone.com

or to such other address as may have been provided in accordance with this Section 21 by any party to the other parties.

22. Contribution.

(a) Whether or not the indemnification provided in Sections 3(a) and 3(b) is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company will pay, in the first instance, the entire amount of any judgment or settlement of such action, suit, or proceeding without requiring Indemnitee to contribute to such payment, and the Company waives and relinquishes any right of contribution it may have against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company in the preceding subparagraph, if Indemnitee elects or is required to pay all or any portion of any judgment or settlement in any threatened, pending, or completed action, suit, or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Company will contribute to the amount of Expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose. To the extent necessary to conform to law, the proportion determined on the basis of relative benefit may be further adjusted by reference to the relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines, or settlement amounts, as well as any other equitable considerations which the applicable law may require to be considered. The relative fault of the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their respective conduct is active or passive.

(c) The Company agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by the Company’s officers, directors, or employees, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than any of those set forth in Section 4 hereof, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

23. Governing Law. This Agreement shall be exclusively governed by and construed and enforced under the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law of such state.

24. Consent to Jurisdiction.

(a) Each of the Company and the Indemnitee hereby irrevocably and unconditionally (i) agrees and consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action, suit, or proceeding that arises out of or relates to this Agreement and agrees that any such action instituted under this Agreement shall be brought only in the Court of Chancery of the State of Delaware (or in any other state court of the State of Delaware if the Court of Chancery does not have subject matter jurisdiction over such action), and not in any other state or federal court in the United States of America or any court or tribunal in any other country; (ii) consents to submit to the exclusive jurisdiction of the courts of the State of Delaware for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) waives any objection to the laying of venue of any such action or proceeding in the courts of the State of Delaware; and (iv) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the courts of the State of Delaware has been brought in an improper or otherwise inconvenient forum.

(b) Each of the Company and the Indemnitee hereby consents to service of any summons and complaint and any other process that may be served in any action, suit, or proceeding arising out of or relating to this Agreement in any court of the State of Delaware by mailing by certified or registered mail, with postage prepaid, copies of such process to such party at its address for receiving notice pursuant to Section 21 hereof. Nothing herein shall preclude service of process by any other means permitted by applicable law.

25. Counterparts. This Agreement may be executed in one or more counterparts (including by PDF or facsimile), each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

26. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

27. No Employment Agreement. This Agreement shall not be deemed an employment contract between the Company and any Indemnitee who is an officer of the Company, and, if Indemnitee is an officer of the Company, the Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, without or without cause or severance, except as may be otherwise provided in a separate written contract between the Indemnitee and such officer.

28. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement, including any indemnification agreement between the Indemnitee and the Company or its predecessors, provided, however, that this Agreement is supplement to and in furtherance of the Company’s certificate of incorporation, bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of the Indemnitee thereunder. The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying on this Agreement in serving as an officer or director of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

VERITONE, INC.

By:
Name:
Title:

INDEMNITEE:

By:
Name:

Indemnitee’s address for notices:

[Signature Page to Indemnification Agreement]